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                                                                     EXHIBIT 5.1

                       [NEUMAN & DRENNEN, LLC LETTERHEAD]


                                 April 30, 2001


Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico 87107

         RE:      S.E.C. REGISTRATION STATEMENT ON FORM SB-2
                  REGISTRATION NO. 33-80347; POST EFFECTIVE AMENDMENT NO. 7 REGISTRATION NO. 333-40895; POST EFFECTIVE AMENDMENT NO. 5 REGISTRATION NO. 333-55951; POST EFFECTIVE AMENDMENT NO. 2 REGISTRATION NO. 333-89225; POST EFFECTIVE AMENDMENT NO. 2 REGISTRATION NO. 333-40920; POST EFFECTIVE AMENDMENT NO. 1

Ladies and Gentlemen:

We have acted as legal counsel for Cell Robotics International, Inc. (the "Company") in connection with the Company's Post Effective Amendments to the Registration Statements on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to 2,972,251 shares of Common Stock of the Company (the "Common Stock") and 297,576 Redeemable Common Stock Purchase Warrants of the Company (the "Redeemable Warrants"). The Common Stock and Redeemable Warrants may be offered and sold by the Company and/or by certain selling securityholders of the Company in the manner set forth in the Registration Statement and Prospectus.

In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

         1. The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Colorado.

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         2.       The shares of Common Stock offered for resale by the Selling
                  Securityholders either (i) have been validly and lawfully issued and are fully paid and nonassessable securities of the Company or (ii) will, upon proper exercise of outstanding stock options or Common Stock Purchase Warrants and payment therefor as more fully described in the Registration Statement and Prospectus be validly and lawfully issued, fully paid and nonassessable securities of the Company.

         3. The Redeemable Warrants offered for resale by the Selling Securityholders have been validly and lawfully issued and are fully paid and nonassessable securities of the Company.

         4. The Common Stock and Redeemable Warrants issuable by the Company upon exercise of the Representative Warrants will, upon proper exercise of the Representative Warrants and payment therefor as more fully described in the Registration Statement and Prospectus, be validly and lawfully issued, fully paid and nonassessable securities of the Company.

         5. The Common Stock issuable upon exercise of the Redeemable Warrants will, upon proper exercise of the Redeemable Warrants and payment therefor as more fully described in the Registration Statement and Prospectus, be validly and lawfully issued, fully paid and nonassessable securities of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     NEUMAN & DRENNEN, LLC